UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2025

TILT HOLDINGS INC.

(Exact name of registrant as specified in its charter)

British Columbia	000-56422	83-2097293
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

, Arizona
2801 E. Camelback Road #180 Phoenix, Arizona	85016
(Address of principal executive offices)	(Zip Code)

(623) 887-4900
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.424)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On March 28, 2025, TILT Holdings Inc. (the “Company”) received notices of default from IIP-PA 9 LLC and IIP-MA 8 LLC, the landlords for properties located at 411 Susquehanna Street, White Haven, PA, and 30 Mozzone Street, Taunton, MA, respectively, and each subsidiaries of Innovative Industrial Properties Inc (collectively, the “Landlord”). These notices were issued due to outstanding rental payments and other financial obligations under the respective leases.

White Haven, PA Property

The notice for the White Haven property indicated that Standard Farms LLC, a subsidiary of the Company, owed a total of $1,130,592.57, which includes base rent, additional rent, and replenishment of the security deposit.  The landlord expressed its intent to terminate the lease and pursue legal proceedings if the defaults were not cured by April 4, 2025.

Taunton, MA Property

Similarly, the notice for the Taunton property states that Commonwealth Alternative Care, Inc., another subsidiary of the Company, owed a total of $2,996,786.42, which includes base rent, additional rent, late charges, interest, and replenishment of the security deposit.  The landlord also indicated its intent to terminate the lease and seek damages if the defaults were not remedied by April 4, 2025.

Following receipt of the notices described above, the Company engaged in negotiations with the Landlord to cure the defaults.  The Company has already made, payments in satisfaction of the April rent obligations in exchange for forbearance from pursuing termination and eviction and the Landlord has accepted such payments.  The Company is committed to negotiating in good faith to resolve the outstanding amounts and secure favorable terms for its operations. The Company is actively working to address these financial obligations and is exploring all available options to mitigate the impact of these defaults on its business operations.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or “budgeted” or the negative of these words or other similar terms or expressions that concern the Company’s receipt of notices of default under certain leases, its ability to continue to operate the business, the Company’s ability to make continued rental payments, the curing of the defaults, the securing of favorable terms and the ability of the Company to mitigate the impact of the defaults. The Company’s expectations and beliefs regarding these matters may not materialize, and actual results are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could contribute to such differences include the risks more fully described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission. The forward-looking statements in this Form 8-K are based on information available to the Company as of the date hereof, and Company disclaims any obligation to update any forward-looking statements, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated April 3, 2025.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TILT Holdings Inc.

Date: April 3, 2025	By:	/s/ Tim Conder
	Name:	Tim Conder
	Its:	Chief Executive Officer